UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2010

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-149166	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2010, NewCardio, Inc. (the “Company”) announced that Vincent W. Renz, Jr. the Company’s President and Chief Operating Officer, has been promoted to Chief Executive Officer and elected to NewCardio’s Board of Directors as part of a planned succession designed to facilitate the Company’s continuing move to a commercial enterprise that will bring the platform technology and related solutions to market and accelerate revenue growth. Branislav Vajdic, PhD., has resigned as Chief Executive Officer, but will remain on the Company’s board of directors as Vice Chairman. Additionally, Dr. Vajdic now will focus his efforts, full time, in the areas of technology and product development, serving as a NewCardio Fellow, reporting to the Chairman of the Board.

Mr. Renz joined the Company as President and Chief Operating Officer in August 18, 2008. From October 2007 through mid-August 2008, Mr. Renz was the Chief Operating Officer at ClinPhone, a United Kingdom-based clinical trial technology company located in East Windsor, NJ, and recently acquired by Parexel. From May 1997 through February 2007 Mr. Renz was the Executive Vice President and Chief Technology Officer at eResearch Technology, Inc., located in Philadelphia, PA, a provider of technology-based products and services to the pharmaceutical, biotechnology and medical device industries. Mr. Renz holds a M.B.A. in Management Information Systems from Indiana University and a B.B.A. in Finance from University of Notre Dame.

In addition to the terms of Mr. Renz’s existing employment agreement, Mr. Renz and the Company have agreed to certain other material terms set forth in a memorandum of understanding that is filed as an Exhibit to this current report. Mr. Renz's current compensation will remain at its current level less an agreed upon 30% executive pay reduction effective immediately as part of the Company's overall expense reduction plan. The Compensation Committee of the BOD will review Mr. Renz's compensation when the BOD restores all executives’ compensation to previous levels.

Dr. Vajdic and the Company have agreed to certain material terms in connection with his continuing employment with the Company that are set forth in a memorandum of understanding that is filed as an Exhibit to this current report.

In connection with the management changes discussed above, the Company issued a press release, a copy of which is filed as an Exhibit to this current report.

Item 7.01                      Regulation FD Disclosure.

The Company has taken steps to strengthen its financial position by reducing cash usage from the first quarter level of $1.538 million by 30-35% over the next 3 to 6 months. In connection with his promotion to CEO, Mr. Renz has implemented company-wide salary reductions of up to 30%, is negotiating similar reductions from the Company’s current external consultants and vendors, and is limiting discretionary spending.

Item 9.01                      Financial Statements And Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Memorandum of Understanding with Vincent W. Renz, Jr.
10.2	Memorandum of Understanding with Dr. Branislav Vajdic
99.1	Press Release, issued June 16, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: June 18, 2010	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer

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